UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

Signal Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Signal Genetics, Inc. 5740 Fleet Street Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (760) 537-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2015, at the Annual Meeting of Stockholders of Signal Genetics, Inc. (the “Company”), our stockholders approved the First Amendment to the Company’s 2014 Stock Incentive Plan (the “Amended Plan”). A description of the material features of the Amended Plan and related matters are set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 26, 2015 (the “Proxy Statement”), under the heading “Proposal 3 – Approval of the First Amendment to the 2014 Stock Incentive Plan,” and is incorporated herein by reference. Such description is qualified in its entirety by reference to the actual terms of the Amended Plan, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders of the Company, held on June 18, 2015, three proposals were submitted to and approved by the stockholders of the Company. The proposals are described in detail in the Company’s Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected five directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2016 and until their successors are elected and qualified. The votes regarding this proposal were as follows:

Bennett S. LeBow, Samuel D. Riccitelli, David A. Gonyer, R. Ph., Douglas A. Schuling, Robin L. Smith, M.D.

	For	Withheld	Broker Non-Votes
Bennett S. LeBow	4,228,324	359,163	1,907,243
Samuel D. Riccitelli	4,288,337	359,150	1,907,243
David A. Gonyer, R. Ph.	3,987,074	600,413	1,907,243
Douglas A. Schuling	4,129,244	458,243	1,907,243
Robin L. Smith, M.D.	4,128,744	458,743	1,907,243

2. Stockholders ratified the selection of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015. The votes regarding this proposal were as follows:

For	Against	Abstained
6,457,307	37,423	0

3. Stockholders approved the Amended Plan:

For	Against	Abstained	Broker Non-Votes
3,765,848	813,725	7,914	1,907,243

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	First Amendment to the Signal Genetics, Inc. 2014 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNAL GENETICS, INC.

	By:	/s/ Tamara A. Seymour
	Name:	Tamara A. Seymour
	Title:	Chief Financial Officer

Date: June 23, 2015